Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-4

Terra Innovatum Global S.R.L.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, par value $0.01 per share	(1)	Other	32,518,571		$10.28	$334,290,909.88	0.0001531	$51,179.94
Fees to be Paid	Equity	Ordinary Shares, par value $0.01 per share	(2)	Other	47,723,000			1,053.33	0.0001531	0.16
Fees to be Paid	Equity	Preferred Shares, par value $108.16 per share	(3)	Other	8,040	$		$286,970.11	0.0001531	$44.38

Total Offering Amounts:								$334,578,933.32		51,224.48
Total Fees Previously Paid:										17,050.24
Total Fee Offsets:										34,129.86
Net Fee Due:										$44.38

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Offering Note(s)

(1)	Represents ordinary shares, nominal value $0.01 per share (the “PubCo Ordinary Shares”), of Terra Innovatum Global s.r.l. (“PubCo”) (which will be converted into a Dutch public limited liability company (naamloze vennootschap) to be issued upon completion of the business combination described in the proxy statement/prospectus contained herein (the “Business Combination”), and includes (a) up to a maximum (subject to any redemptions) of 23,000,000 PubCo Ordinary Shares to be issued to holders of Class A ordinary shares of GSR III Acquisition Corp. (“GSR III”), a Cayman exempted company, (b) 6,232,857 PubCo Ordinary Shares to be issued to holders of Class B ordinary shares of GSR III and (c) 3,285,714 PubCo Ordinary Shares to be issued upon the exchange of shares following the conversion of GSR III’s Rights in GSR III Class A ordinary shares.

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (i) $10.28 (the implied price of the PubCo Ordinary Shares based on the average of the high and low prices of the GSR III Class A ordinary shares as reported on Nasdaq on May 12, 2025) multiplied by (ii) 32,518,571 PubCo Ordinary Shares issuable in connection with the Business Combination.

Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001531.
(2)	Represents PubCo Ordinary Shares to be issued upon the Business Combination, and includes (a) 47,500,000 PubCo Ordinary Shares issued to legacy Terra Innovatum s.r.l. Quotaholders and (b) 223,000 PubCo Ordinary Shares issued to unrelated third parties, each in connection with the Business Combination.

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001531.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Terra Innovatum s.r.l. is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares expected to be issued pursuant to the Business Combination is one-third of the aggregate par value of the PubCo securities expected to be exchanged in the proposed Business Combination.
(3)	Represents PubCo Preferred Shares to be issued upon the Business Combination, and includes (a) 8,000 PubCo Preferred Shares issued to legacy Terra Innovatum s.r.l. Quotaholders and (b) 40 PubCo Preferred Shares issued to a financial advisor, each in connection with the Business Combination.

Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001531.

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Terra Innovatum s.r.l. is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price for the shares expected to be issued pursuant to the Business Combination is one-third of the aggregate par value of the PubCo securities expected to be exchanged in the proposed Business Combination.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
	GSR III Acquisition Corp.	(1)	S-1	333-280842	07/16/2024	11/07/2024	$4,849.71	Equity	Common Stock		$3,285,714.00	$4,849.71
	GSR III Acquisition Corp.	(2)	S-1	333-280842	07/16/2024	11/07/2024	29,280.15	Equity	Common Stock		17,250,000.00	29,280.15

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The co-registrant, GSR III, paid a registration fee of $4,849.71 in connection with the registration of 3,285,714 Ordinary Shares registered under the Registration Statement on Form S-1, filed on November 7, 2024 (File No. 333-280842) (as amended, the “Form S-1”). The offering under the Form S-1 has terminated. The 3,285,714 Ordinary Shares registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $4,849.71.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The co-registrant, GSR III, paid a registration fee of $29,280.15 in connection with the registration of 17,250,000 Ordinary Shares registered under the Form S-1. The offering under the Form S-1 has terminated. The 17,250,000 Ordinary Shares registered under the Form S-1 that remain unsold are being registered under this registration statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $29,280.15.